Exhibit 10.17

Spousal Consent

The undersigned, LI Jie, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: [REDACTED], is the lawful spouse of SUN Changxun, a PRC citizen with PRC Identification Card No.: [REDACTED]. I hereby unconditionally and irrevocably agree to the execution of the following documents (as amended from time to time) (hereinafter referred to as the “Transaction Documents”) by SUN Changxun on 28 August, 2019, and the disposal of the equity interests of Beijing Ronglian Yitong Information Technology Co., Ltd. (“Ronglian Yitong”) held by SUN Changxun and registered in his/her name according to the following documents:

(1)                                 The Share Pledge Agreement entered into between Anxun Guantong (Beijing) Technology Co., Ltd. (hereinafter referred to as the “WFOE”) and Ronglian Yitong;

(2)                                 The Exclusive Option Agreement entered into between the WFOE and Ronglian Yitong;

(3)                                 The Power of Attorney executed by SUN Changxun.

I hereby undertake not to make any assertions in connection with the equity interests of Ronglian Yitong which are held by SUN Changxun. I hereby further confirm that SUN Changxun can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me. I hereby confirm that such equity interests do not constitute communal property or inheritable property for myself as the spouse of SUN Changxun.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that if 1 obtain any equity interests of Ronglian Yitong which are held by SUN Changxun for any reasons, 1 shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and Ronglian Yitong as of 28 February, 2018 (the “Exclusive Business Cooperation Agreement”) (as amended from time to time) and comply with the obligations thereunder as a shareholder of Ronglian Yitong. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and the Exclusive Business Cooperation Agreement (as amended from time to time).

By:	/s/ LI Jie

Date: 28 August, 2019